UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2016

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

40 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2016, Surgery Center Holdings, Inc. (the “Issuer”), a wholly owned subsidiary of Surgery Partners, Inc. (the “Registrant”), completed the issuance and sale of $400 million in gross proceeds of the Issuer’s 8.875% senior unsecured notes due 2021 (the “Notes”). The Notes were issued pursuant to an Indenture dated March 31, 2016 (the “Indenture”) among the Issuer, certain subsidiaries of the Issuer, as guarantors (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes, which are senior unsecured obligations of the Issuer, will mature on April 15, 2021, and will bear interest at the rate of 8.875% per year, with interest payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2016. Subject to certain conditions, the Issuer may redeem up to 35% of the principal amount of the Notes at any time prior to April 15, 2018 with the net cash proceeds of certain equity issuances at a price equal to 108.875% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, subject to the rights of holders of Notes, at any time prior to April 15, 2018, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the relevant Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after April 15, 2018, the Issuer may redeem the Notes in whole or in part, at its option, at the redemption prices set forth below (expressed as a percentage of the principal amount of the Notes to be redeemed), plus accrued and unpaid interest to, but excluding, the date of redemption if redeemed during the 12-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2018	106.656%
2019	104.438%
2020	100.000%

The foregoing descriptions of the Indenture governing the Notes and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text thereof filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated March 31, 2016, among Surgery Center Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Michael T. Doyle
Michael T. Doyle
Chief Executive Officer

Date: April 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 31, 2016, among Surgery Center Holdings, Inc., the Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee